UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
0-54963	NEWPAGE HOLDINGS INC.	46-1505118	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2014, NewPage Holdings Inc. (the “Company”) entered into an agreement (“Agreement”) with each of George F. Martin, Jay A. Epstein, David L. Santez and certain other executive officers. The Agreements provide that, in lieu of the pro rata bonus that the employee would otherwise be entitled to under his employment agreement upon a qualifying termination, the Company will pay a cash amount equal to $825,000, $383,625 and $165,000, respectively, for Messrs. Martin, Epstein and Santez, upon a qualifying termination, which are the amounts that they would have received as a pro rata bonus had they experienced a qualifying termination on December 31, 2014.

A copy of the form Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. The foregoing summary of the Agreement is qualified in its entirety by reference thereto.

Item 8.01	Other Events.

As previously disclosed, on January 3, 2014, the Company, Verso Paper Corp. (“Verso”) and Verso Merger Sub Inc., an indirect, wholly owned subsidiary of Verso (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving the merger as an indirect, wholly owned subsidiary of Verso (the “Merger”). The completion of the Merger is subject to customary closing conditions, including antitrust regulatory clearance.

On December 31, 2014, the Company and Verso reached a settlement with the United States Department of Justice that will permit Verso to proceed with the Merger. As part of the settlement process, the United States filed a civil antitrust lawsuit in the U.S. District Court for the District of Columbia alleging that Verso’s proposed acquisition of the Company would violate the antitrust laws. At the same time, the United States filed a proposed settlement that, if approved by the court, will resolve the lawsuit and enable the transaction to proceed. The proposed settlement requires the divestiture of the Company’s paper mills in Biron, Wisconsin, and Rumford, Maine, as previously disclosed on October 30, 2014. The proposed settlement will be published in the Federal Register and will be subject to public comment, as required by the Antitrust Procedures and Penalties Act (known as the Tunney Act).

The Merger is expected to be completed in early January 2015. The Company expects to complete the divestiture of the Biron and Rumford mills to a subsidiary of Catalyst Paper Corporation in connection with the Merger.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Pro Rata Bonus Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWPAGE HOLDINGS INC.

By:	/s/ Jay A. Epstein
Name:
Title:

Dated: December 31, 2014

Exhibit Index

Exhibit Number	Description

10.1	Form of Pro Rata Bonus Letter Agreement